Exhibit 10.14

                               AMENDED AGREEMENT

         This amended Agreement is made as of August 17, 2001, by and between Amcast Industrial Corporation (the Company) and Byron O. Pond (the Optionee).

                                   WITNESSETH:

WHEREAS, the Optionee and the Company are parties to that certain Option Agreement dated February 14, 2001 (the Agreement) and;

WHEREAS, the Optionee and the Company wish to amend the Agreement;

Now therefore the Company and the Optionee agree as follows:

1. All capitalized terms used herein shall be defined in accordance with the Agreement.

2.    Section 2 of the Agreement is amended to read as follows:

         2. Vesting

         The Option Shares shall vest and become exercisable as follows, contingent upon the Optionee being employed by the Company on each such vesting date: 85,000 shares on June 1, 2001; 82,500 shares on January 2, 2002; and 82,500 shares on January 1, 2003; provided, however, that if the Company and/or its shareholders receive an offer that is accepted by the Company's Board of Directors and the shareholders (a "Change in Control Offer") for a Change in Control (as defined in
         Section 8.02 of the Executive Employment Agreement) prior to June 1,2001, then all unvested shares of the Option Shares shall immediately become vested as of the effective date of the final Change in Control Offer upon which the Change in Control was based was made. The Option shall be exercisable for a period of five (5) years from the date of grant of the Option Shares. The Optionee shall forfeit all right and interest to any unvested Option Shares and if he is not employed by the Company on the vesting date.

3.
Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors, assigns and representatives and shall be governed by the laws of the State of Ohio.


         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

                                    AMCAST INDUSTRIAL CORPORATION


                                    By:    /s/ Leo W. Ladehoff
                                             Leo W. Ladehoff
                                             Chairman of the Board


(CORPORATE SEAL)

Attest:

/s/ Denis G. Daly
Secretary



                                       /s/  Byron O. Pond
                                                Byron O. Pond
                                                Optionee